Exhibit 23

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statements No. 333-85953 (on Form S-8), No. 333-24815 (on Form S-8), No. 333-24817 (on Form S-8), No. 333-49981 (on Form S-8), No. 333-103509 (on Form S-8), No. 333-103511 (on Form S-8) and No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2003.

/S/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cincinnati, Ohio

March 9, 2004

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